UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by Advanced Photonix, Inc. (“API”) with the Securities and Exchange Commission (“SEC”) on February 13, 2012 (the “Original Form 8-K”).  Due to inadvertent typographical errors, the Original Form 8-K included inaccurate information in API’s earnings release for the third quarter ended December 30, 2011 that was filed as Exhibit 99.1 to the Original Form 8-K (the “Earnings Release”) in regards to the reconciliation of Non-GAAP Income (loss) to GAAP Income (loss) and the reconciliation of EBITDA to GAAP income (loss).  The two schedules have been corrected in this Form 8-K/A.

This Form 8-K/A also amends the Original Form 8-K to clarify that the amended Earnings Release is also being furnished pursuant to Item 7.01 - “Regulation FD Disclosure” - of Form 8-K and report that the amended Earnings Release was issued by API on February 14, 2012.   Except as set forth above, no other modifications to the Original Form 8-K are being made by this Form 8-K/A.

Item 2.02.            Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report on Form 8-K is also being furnished under Item 7.01 - “Regulation FD Disclosure” of Form 8-K.

On February 13, 2012, Advanced Photonix, Inc. (“API”) issued a press release announcing its results for the third quarter ending December 30, 2011 (the “Earnings Release”).  Due to inadvertent typographical errors, the Earnings Release included inaccurate information in regards to the reconciliation of Non-GAAP Income (loss) to GAAP Income (loss) and the reconciliation of EBITDA to GAAP income (loss) (collectively, the “Errors”).  On February 14, 2012, API issued an amended Earnings Release which corrected the Errors.  A copy of the amended Earnings Release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.            Regulation FD Disclosure.

The information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01             Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Exhibit

99.1	Advanced Photonix, Inc.’s press release reporting its results for the third quarter December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By: /s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: February 14, 2012